Exhibit 99.1

EARNINGS RELEASE

By:	Expeditors International of Washington, Inc.
1015 Third Avenue
Seattle, Washington 98104

CONTACTS:

	Jeffrey S. Musser	Bradley S. Powell	Geoffrey Buscher
	President and Chief Executive Officer	Senior Vice President and Chief Financial Officer	Director - Investor Relations
	(206) 674-3433	(206) 674-3412	(206) 892-4510

FOR IMMEDIATE RELEASE

EXPEDITORS REPORTS SECOND QUARTER 2021 EPS OF $1.84

SEATTLE, WASHINGTON - August 3, 2021, Expeditors International of Washington, Inc. (NASDAQ:EXPD) today announced second quarter 2021 financial results including the following highlights compared to the same quarter of 2020:

•	Diluted Net Earnings Attributable to Shareholders per share (EPS1) increased 69% to $1.84
•	Net Earnings Attributable to Shareholders increased 72% to $316 million
•	Operating Income increased 66% to $411 million
•	Revenues increased 50% to $3.6 billion
•	Airfreight tonnage volume and ocean container volume increased 37% and 34%, respectively

“We continued to move unprecedented volumes during the quarter, as ocean and air buy/sell rates remained elevated and volatile, capacity was extremely tight, and supply chain disruptions showed no signs of abatement,” said Jeffrey S. Musser, President and Chief Executive Officer. “Our entire company continues to perform at its very best, with strong performance and growth across all of our products. Because of ongoing supply/demand imbalances, as well as labor and equipment shortages around the globe, shippers face extraordinarily complex challenges throughout their supply chains. Logistics is now top of mind at the highest levels in most organizations. Unfortunately, there is no quick or simple fix to any of these issues and every one of our transactions seems to require significantly more attention and dedication. Whether it’s an ocean container, a customs declaration, a fulfillment order in one of our warehouses, or a high-touch, white-glove delivery for one of our Transcon customers – just about everything we do requires us to be more innovative, flexible, and alert to change in the current operating environment. I want to express enormous gratitude to our employees, who have continued to take care of our customers throughout these challenges.

“During the quarter, we achieved new records in airfreight tonnage and ocean container volumes, operating income and net earnings. Buy and sell rates remained significantly higher than pre-pandemic norms, as we worked with our carrier partners to secure precious space for our customers. It has not been easy. Many of the impediments to smoother trade flow, such as port congestion and equipment shortages, were not appreciably better in Q2 than they were in Q1.

“Currently, we do not foresee any meaningful improvements to the operating environment over at least the remainder of the year, as the global infrastructure for moving freight seems nearly stretched to its limit. Robust demand is bumping up against capacity constraints in the air and ocean markets, all of which is made more challenging by limited warehouse space, staffing constraints, port congestion, equipment dislocations, and driver shortages, not to mention additional disturbances such as the closure of the Yantian port due to a COVID-19 outbreak in May or the blockage of the Suez Canal back in March.

“We will continue to do all that we can to help our customers during such difficult times. While we remain optimistic that conditions will improve over time, we are unable to predict when that might take place, or how even the recovery might be, and we believe that demand will likely continue to outstrip capacity in both air and ocean for the near term, keeping buy/sell rates unsettled for at least the duration of 2021.”

Bradley S. Powell, Senior Vice President and Chief Financial Officer, added, “The quarter just ended provides the first meaningful comparisons to a strong year-ago quarter in 2020, when we first started to see the results of our improved performance during the unprecedented conditions brought on by the global COVID-19 pandemic. At that time, we were just starting to demonstrate our ability to quickly adapt to a radically different operating environment of high demand for very specific products in certain lanes at a time when the vast majority of air capacity had been removed and most of our people were settling in to working from home. A year later, as we are cautiously beginning to bring our people back on site, we are navigating a multitude of challenges and performing at levels we have never seen before across the company and in all of our products. We are busier than ever, generating growth in revenue, operating income, and earnings that is well ahead of expenses, as we continue to learn how to operate in this environment. While we believe the current environment is likely to remain at least through the end of 2021, I would again caution that we are unable to predict how long these ongoing conditions will persist or the impact they will have on our future operations. Regardless, we will continue to make important investments in people, processes, and technology, as well as to invest in our strategic efforts to explore new areas for profitable growth.”

Expeditors is a global logistics company headquartered in Seattle, Washington. The Company employs trained professionals in 176 district offices and numerous branch locations located on six continents linked into a seamless worldwide network through an integrated information management system. Services include the consolidation or forwarding of air and ocean freight, customs brokerage, vendor consolidation, cargo insurance, time-definite transportation, order management, warehousing and distribution and customized logistics solutions.

_______________________

1Diluted earnings attributable to shareholders per share.

NOTE:  See Disclaimer on Forward-Looking Statements in this release.

Expeditors International of Washington, Inc.

Second Quarter 2021 Earnings Release, August 3, 2021

Financial Highlights for the three and six months ended June 30, 2021 and 2020 (Unaudited)

(in 000's of US dollars except per share data)

	Three months ended June 30,			Six months ended June 30,
	2021	2020	% Change	2021	2020	% Change
Revenues[3]	$3,609,093	$2,411,078	50%	$6,807,913	$4,254,845	60%
Directly related cost of transportation and other expenses[1,3]	$2,598,633	$1,661,487	56%	$4,845,917	$2,890,118	68%
Salaries and other operating expenses[2]	$599,815	$501,965	19%	$1,165,836	$958,046	22%
Operating income	$410,645	$247,626	66%	$796,160	$406,681	96%
Net earnings attributable to shareholders	$316,372	$183,869	72%	$603,592	$306,213	97%
Diluted earnings attributable to shareholders per share	$1.84	$1.09	69%	$3.52	$1.80	96%
Basic earnings attributable to shareholders per share	$1.87	$1.10	70%	$3.57	$1.83	95%
Diluted weighted average shares outstanding	171,677	169,290		171,660	170,382
Basic weighted average shares outstanding	169,210	166,767		169,140	167,751

1Directly related cost of transportation and other expenses totals Operating Expenses from Airfreight services, Ocean freight and ocean services and Customs brokerage and other services as shown in the Condensed Consolidated Statements of Earnings.

2Salaries and other operating expenses totals Salaries and related, Rent and occupancy, Depreciation and amortization, Selling and promotion and Other as shown in the Condensed Consolidated Statements of Earnings.

3Beginning in the first quarter 2019, the Company made changes to its process and presentation of freight services revenue and directly related transportation operating expenses with the objective that at each reporting level (reporting entity, segment and consolidated level) the gross revenue and associated directly related operating expenses be representative of the location where the services were performed, the operating expenses were incurred and where the revenues were earned. During the second quarter 2021, management identified and corrected certain immaterial errors in the Company’s historical financial statements primarily related to this process that was utilized through the first quarter of 2021. The process missed an intercompany elimination of revenues and an equal and offsetting amount of directly related transportation expenses, principally impacting airfreight services in North Asia. The errors overstated revenues and directly related transportation operating expenses by equal amounts in the consolidated statements of earnings. The errors had no impact on operating income, net earnings, and earnings per share nor any other financial statement amount. Further, the errors had no impact on the balance sheets, statements of shareholders’ equity, other comprehensive income and cash flows. These errors do not affect any of the metrics used to calculate or evaluate management’s compensation and had no impact on bonuses, commissions, share-based compensation or any other employee remuneration. Historical amounts have been revised and are presented on a comparable basis.

During the three and six months ended June 30, 2021, we repurchased 0.5 million and 1.4 million shares of common stock at an average price of $124.94 and $104.20 per share, respectively. During the three and six months ended June 30, 2020, we repurchased 0.4 million and 4.4 million shares of common stock at an average price of $77.46 and $71.41 per share, respectively.

	Employee Full-time Equivalents as of June 30,
	2021	2020
North America	6,949	6,749
Europe	3,700	3,419
North Asia	2,416	2,413
South Asia	1,671	1,654
Middle East, Africa and India	1,496	1,528
Latin America	781	823
Information Systems	968	971
Corporate	399	380
Total	18,380	17,937

Disclaimer on Forward-Looking Statements:

NOTE:  See Disclaimer on Forward-Looking Statements in this release.

	Second quarter year-over-year percentage increase in:
2021	Airfreight kilos	Ocean freight FEU
April	29%	34%
May	39%	36%
June	46%	30%
Quarter	37%	34%

Investors may submit written questions via e-mail to: investor@expeditors.com. Questions received by the end of business on August 6, 2021 will be considered in management's 8-K “Responses to Selected Questions.”

Disclaimer on Forward-Looking Statements:

Certain statements contained in this news release are “forward-looking statements,” based on management’s views with respect to future events and underlying assumptions that involve risks and uncertainties. These forward-looking statements include statements regarding the future stabilization of supply/demand imbalance and rate volatility; the continued unsettled operating environment due to continued scarce air and ocean capacity; elevated air and ocean pricing and an increase in demand for such services; port congestion; equipment imbalances; trade disruptions; rising fuels costs; and the uneven lifting of the COVID-19 pandemic restrictions. Future financial performance could differ materially because of factors such as: our ability to leverage the strength of our carrier relationships to secure space; the strength of our non-asset-based operating model; our expectation that the supply/demand imbalance and rate volatility will continue for the remainder of 2021 and will stabilize over time; our ability to re-open our offices for return-to-work; our ability to continue to enhance our productivity; our expectation that the current unprecedented operating conditions will not persist long-term; our ability to invest in our strategic efforts to explore new areas for profitable growth; and our ability to remain a strong, healthy, unified and resilient organization. The COVID-19 pandemic could have the effect of heightening many of the other risks described in Item 1A of our Annual Report on Form 10-K, including, without limitation, those related to the success of our strategy and desire to maintain historical unitary profitability, our ability to attract and retain customers, our ability to manage costs, interruptions to our information technology systems, the ability of third-party providers to perform and potential litigation as updated by our reports on Form 10-Q, filed with the Securities and Exchange Commission. These and other factors are discussed in the Company’s regulatory filings with the Securities and Exchange Commission, including those in “Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020. The forward-looking statements contained in this news release speak only as of this date and the Company does not assume any obligation to update them except as required by law.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands, except per share data)

(Unaudited)

	June 30, 2021	December 31, 2020
Assets:
Current Assets:
Cash and cash equivalents	$1,674,121	$1,527,791
Accounts receivable, less allowance for credit loss of $6,104 at June 30, 2021 and $5,579 at December 31, 2020	2,647,516	1,998,055
Deferred contract costs	534,692	327,448
Other	128,933	110,250
Total current assets	4,985,262	3,963,544
Property and equipment, less accumulated depreciation and amortization of $534,790 at June 30, 2021 and $516,988 at December 31, 2020	499,282	506,425
Operating lease right-of-use assets	443,708	432,723
Goodwill	7,927	7,927
Other assets, net	16,992	16,884
Total assets	$5,953,171	$4,927,503
Liabilities:
Current Liabilities:
Accounts payable	$1,408,572	$1,136,859
Accrued expenses, primarily salaries and related costs	319,696	257,021
Contract liabilities	619,140	379,722
Current portion of operating lease liabilities	80,210	74,004
Federal, state and foreign income taxes	57,608	45,437
Total current liabilities	2,485,226	1,893,043
Noncurrent portion of operating lease liabilities	370,333	364,185
Deferred federal and state income taxes, net	13,961	7,048
Commitments and contingencies
Shareholders’ Equity:
Preferred stock, none issued	—	—
Common stock, par value $0.01 per share. Issued and outstanding: 169,169 shares at June 30, 2021 and 169,294 shares at December 31, 2020	1,692	1,693
Additional paid-in capital	79,357	157,496
Retained earnings	3,104,471	2,600,201
Accumulated other comprehensive loss	(106,066)	(99,753)
Total shareholders’ equity	3,079,454	2,659,637
Noncontrolling interest	4,197	3,590
Total equity	3,083,651	2,663,227
Total liabilities and equity	$5,953,171	$4,927,503

03-August-2021	Expeditors International of Washington, Inc.	Page 4 of 8

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Statements of Earnings

(In thousands, except per share data)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
Revenues:
Airfreight services	$1,523,569	$1,269,654	$2,849,484	$1,925,252
Ocean freight and ocean services	1,098,550	489,385	2,052,462	980,725
Customs brokerage and other services	986,974	652,039	1,905,967	1,348,868
Total revenues	3,609,093	2,411,078	6,807,913	4,254,845
Operating Expenses:
Airfreight services	1,136,328	932,137	2,090,872	1,398,865
Ocean freight and ocean services	862,251	361,272	1,604,686	725,668
Customs brokerage and other services	600,054	368,078	1,150,359	765,585
Salaries and related	481,186	395,107	933,291	737,147
Rent and occupancy	45,366	41,375	90,646	83,899
Depreciation and amortization	12,675	14,109	25,662	26,769
Selling and promotion	3,172	3,113	6,242	11,356
Other	57,416	48,261	109,995	98,875
Total operating expenses	3,198,448	2,163,452	6,011,753	3,848,164
Operating income	410,645	247,626	796,160	406,681
Other Income (Expense):
Interest income	2,188	2,559	4,134	7,366
Other, net	2,649	797	5,649	4,181
Other income, net	4,837	3,356	9,783	11,547
Earnings before income taxes	415,482	250,982	805,943	418,228
Income tax expense	98,508	66,794	201,019	111,258
Net earnings	316,974	184,188	604,924	306,970
Less net earnings attributable to the noncontrolling interest	602	319	1,332	757
Net earnings attributable to shareholders	$316,372	$183,869	$603,592	$306,213
Diluted earnings attributable to shareholders per share	$1.84	$1.09	$3.52	$1.80
Basic earnings attributable to shareholders per share	$1.87	$1.10	$3.57	$1.83
Weighted average diluted shares outstanding	171,677	169,290	171,660	170,382
Weighted average basic shares outstanding	169,210	166,767	169,140	167,751

03-August-2021	Expeditors International of Washington, Inc.	Page 5 of 8

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
Operating Activities:
Net earnings	$316,974	$184,188	$604,924	$306,970
Adjustments to reconcile net earnings to net cash from operating activities:
Provisions for losses on accounts receivable	1,090	2,389	2,289	4,209
Deferred income tax expense	1,850	9,287	10,001	4,148
Stock compensation expense	30,909	21,638	42,094	32,794
Depreciation and amortization	12,675	14,109	25,662	26,769
Other, net	346	118	897	551
Changes in operating assets and liabilities:
Increase in accounts receivable	(410,783)	(185,055)	(663,697)	(168,375)
Increase in accounts payable and accrued expenses	100,118	106,760	333,271	107,677
Increase in deferred contract costs	(150,382)	(2,333)	(221,640)	(18,401)
Increase (decrease) in contract liabilities	174,504	(595)	254,094	20,606
(Decrease) increase in income taxes payable, net	(47,994)	20,154	(1,356)	30,642
Decrease (increase) in other, net	1,164	16,061	(324)	4,131
Net cash from operating activities	30,471	186,721	386,215	351,721
Investing Activities:
Purchase of property and equipment	(6,539)	(22,114)	(14,930)	(28,241)
Other, net	138	(68)	104	(211)
Net cash from investing activities	(6,401)	(22,182)	(14,826)	(28,452)
Financing Activities:
Proceeds from issuance of common stock	22,711	29,187	42,468	52,586
Repurchases of common stock	(62,472)	(30,985)	(148,469)	(314,225)
Dividends paid	(98,387)	(86,815)	(98,387)	(86,815)
Payments for taxes related to net share settlement of equity awards	(13,893)	(9,170)	(15,168)	(10,566)
Net cash from financing activities	(152,041)	(97,783)	(219,556)	(359,020)
Effect of exchange rate changes on cash and cash equivalents	8,699	1,726	(5,503)	(14,285)
Change in cash and cash equivalents	(119,272)	68,482	146,330	(50,036)
Cash and cash equivalents at beginning of period	1,793,393	1,111,973	1,527,791	1,230,491
Cash and cash equivalents at end of period	$1,674,121	$1,180,455	$1,674,121	$1,180,455
Taxes Paid:
Income taxes	$143,959	$38,504	$190,536	$73,808

03-August-2021	Expeditors International of Washington, Inc.	Page 6 of 8

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Business Segment Information

(In thousands)

(Unaudited)

	UNITED STATES	OTHER NORTH AMERICA	LATIN AMERICA	NORTH ASIA	SOUTH ASIA	EUROPE	MIDDLE EAST, AFRICA AND INDIA	ELIMI- NATIONS	CONSOLI- DATED
For the three months ended June 30, 2021:
Revenues	$997,567	101,465	46,981	1,309,382	417,718	544,949	192,186	(1,155)	3,609,093
Directly related cost of transportation and other expenses[1]	$566,882	59,311	25,952	1,086,641	335,219	376,856	148,290	(518)	2,598,633
Salaries and other operating expenses[2]	$241,121	31,300	14,735	106,812	49,046	123,408	34,026	(633)	599,815
Operating income	$189,564	10,854	6,294	115,929	33,453	44,685	9,870	(4)	410,645
Identifiable assets at period end	$2,972,363	196,558	102,296	1,114,475	377,370	929,706	291,406	(31,003)	5,953,171
Capital expenditures	$2,905	64	72	400	532	2,100	466	—	6,539
Equity	$2,163,114	80,802	36,316	318,111	146,583	255,006	128,148	(44,429)	3,083,651
For the three months ended June 30, 2020:
Revenues[3]	$639,226	73,679	37,553	984,715	217,152	358,060	101,571	(878)	2,411,078
Directly related cost of transportation and other expenses[1,3]	$354,619	40,814	22,701	775,572	153,194	242,170	72,868	(451)	1,661,487
Salaries and other operating expenses[2]	$207,703	25,283	12,112	97,171	39,184	95,757	25,188	(433)	501,965
Operating income	$76,904	7,582	2,740	111,972	24,774	20,133	3,515	6	247,626
Identifiable assets at period end	$1,886,463	170,873	72,912	669,335	213,007	581,988	221,381	(5,782)	3,810,177
Capital expenditures	$19,076	1,148	216	385	182	993	114	—	22,114
Equity	$1,399,124	71,165	29,758	306,022	108,777	168,060	116,279	(37,587)	2,161,598

	UNITED STATES	OTHER NORTH AMERICA	LATIN AMERICA	NORTH ASIA	SOUTH ASIA	EUROPE	MIDDLE EAST, AFRICA AND INDIA	ELIMI- NATIONS	CONSOLI- DATED
For the six months ended June 30, 2021:
Revenues[3]	$1,872,957	195,582	91,845	2,518,430	767,484	1,011,282	352,692	(2,359)	6,807,913
Directly related cost of transportation and other expenses[1,3]	$1,069,517	112,361	52,652	2,054,170	605,163	683,765	269,399	(1,110)	4,845,917
Salaries and other operating expenses[2]	$479,819	57,037	27,112	213,732	92,211	232,863	64,301	(1,239)	1,165,836
Operating income	$323,621	26,184	12,081	250,528	70,110	94,654	18,992	(10)	796,160
Identifiable assets at period end	$2,972,363	196,558	102,296	1,114,475	377,370	929,706	291,406	(31,003)	5,953,171
Capital expenditures	$5,930	186	125	757	1,111	5,654	1,167	—	14,930
Equity	$2,163,114	80,802	36,316	318,111	146,583	255,006	128,148	(44,429)	3,083,651
For the six months ended June 30, 2020:
Revenues[3]	$1,289,631	154,910	75,444	1,481,872	383,233	665,020	206,553	(1,818)	4,254,845
Directly related cost of transportation and other expenses[1,3]	$728,578	86,104	46,467	1,160,075	271,515	450,488	147,787	(896)	2,890,118
Salaries and other operating expenses[2]	$433,647	48,995	23,861	154,604	69,092	177,611	51,138	(902)	958,046
Operating income	$127,406	19,811	5,116	167,193	42,626	36,921	7,628	(20)	406,681
Identifiable assets at period end	$1,886,463	170,873	72,912	669,335	213,007	581,988	221,381	(5,782)	3,810,177
Capital expenditures	$23,573	1,209	318	710	370	1,638	423	—	28,241
Equity	$1,399,124	71,165	29,758	306,022	108,777	168,060	116,279	(37,587)	2,161,598

03-August-2021	Expeditors International of Washington, Inc.	Page 7 of 8

1Directly related cost of transportation and other expenses totals Operating Expenses from Airfreight services, Ocean freight and ocean services and Customs brokerage and other services as shown in the Condensed Consolidated Statements of Earnings.

2Salaries and other operating expenses totals Salaries and related, Rent and occupancy, Depreciation and amortization, Selling and promotion and Other as shown in the Condensed Consolidated Statements of Earnings.

3Beginning in the first quarter 2019, the Company made changes to its process and presentation of freight services revenue and directly related transportation operating expenses with the objective that at each reporting level (reporting entity, segment and consolidated level) the gross revenue and associated directly related operating expenses be representative of the location where the services were performed, the operating expenses were incurred and where the revenues were earned. During the second quarter 2021, management identified and corrected certain immaterial errors in the Company’s historical financial statements primarily related to this process that was utilized through the first quarter of 2021. The process missed an intercompany elimination of revenues and an equal and offsetting amount of directly related transportation expenses, principally impacting airfreight services in North Asia. The errors overstated revenues and directly related transportation operating expenses by equal amounts in the consolidated statements of earnings. The errors had no impact on operating income, net earnings, and earnings per share nor any other financial statement amount. Further, the errors had no impact on the balance sheets, statements of shareholders’ equity, other comprehensive income and cash flows. Historical amounts for business segment information have been revised and are presented on a comparable basis.

The Company’s consolidated financial results in the three and six months ended June 30, 2021 and 2020 were each significantly impacted by the effects of the global pandemic in divergent ways. In the first and second quarter of 2021, the Company experienced strong volumes and high average sell and buy rates as a result of imbalances between demand and carrier capacity and continuing effects of disruptions in supply chains originating in measures to combat the pandemic in 2020.

This is in contrast with slower activity in North Asia in the first quarter of 2020 as the pandemic resulted in temporary closures and limited operations in the Company’s China offices. Shipments were also rerouted or delayed by customers and service providers as they were taking their own precautionary measures. This was followed by significant increases in airfreight services revenues and related expenses, in the second quarter of 2020, as a result of demand for time-sensitive delivery of technology equipment and medical equipment and supplies from China, which combined with reductions in airfreight supply resulted in significantly higher average buy and sell rates.

These impacts are affecting all of the Company’s geographical segments and most notably the year-over-year comparability of the North Asia segment. For the three months ended June 30, 2021 and 2020, the People's Republic of China, including Hong Kong, represented 29% and 34%, respectively, of the Company’s total revenues and 22% and 38%, respectively, of the total operating income. For the six months ended June 30, 2021 and 2020, the People's Republic of China, including Hong Kong, represented 29% of the Company’s total revenues and 24% and 33%, respectively, of the total operating income.

03-August-2021	Expeditors International of Washington, Inc.	Page 8 of 8